UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	February 25, 2013 (February 22, 2013)
LYONS LIQUORS, INC.

(Exact name of registrant as specified in its charter)
Nevada	333-171148	EIN 27-1656207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No.1 Xinhua Road, He Ping District, Tianjin City	300021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 86-2258900299

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 20, 2013, Lyons Liquors, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Shefali Vibhakar (the “Seller”) and Saverio Holdings Limited, a British Virgin Islands Company, together with the individuals listed in Schedule B to the Agreement hereto (each individually a “Purchaser”, and collectively, the “Purchasers”). The closing of the transactions (the “Closing”) contemplated by the Agreement occurred and consummated on February 22, 2013.

Pursuant to the Agreement, the Sellers sold to the Buyers, and the Buyers agree to purchase from the Sellers, 9,883,105 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company, constituting approximately 96.96% of the issued and outstanding Common Stock.

The foregoing description of the Agreement does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

Prior to the Closing, the Sellers owned 10,000,000, or approximately 98.10%, of the issued and outstanding shares of Common Stock and Ms. Shefali Vibhakar served as the Chief Executive Officer, Chief Financial Officer and Director of the Company.  In connection with the Closing, Ms. Shefali Vibhakar resigned from the executive officer positions she held with the Company, effective as of the Closing, and the Company appointed Yijun Hu as Chief Executive Officer and Chairman of the Company.

Upon the Closing, the Buyers collectively owned 96.96% of the issued and outstanding Common Stock.  In addition, as of the Closing, Yijun Hu has been appointed as the Director and Chief Executive Officer of the Company effective immediately.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of immediately following the Closing on February 22, 2013, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each executive officer and director of the Company, and (iii) all of the Company’s executive officers and directors as a group.

Name of Buyer	Number of Shares (1)	Percentage of Class (2)
Yijun HU* No.1 Xinhua Road, He Ping District, Tianjin City 300021	9,783,105 (3)	95.98%
Linzhou WANG* No.1 Xinhua Road, He Ping District, Tianjin City 300021	20,000	0.196%
Qiang LIU* No.1 Xinhua Road, He Ping District, Tianjin City 300021	20,000	0.196%
All directors and officers as a group	9,823,105	96.37%

* Director and/ or executive officer.

(1)          Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)          Based on 10,193,000 shares of Common Stock issued and outstanding as of the Closing.

(3) These shares are owned of record by Saverio Holdings Limited. Mr. Yijun HU serves as sole director of Saverio Holdings Limited. Ms. Shefali Vibhakar has submitted her resignation as the director and officer of the Company and Mr. Yijun HU has been appointed as the Company’s chairman and CEO effective immediately upon the Closing.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Immediately prior to the Closing, the Company was a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and, following the Closing, will remain a shell company.  The Company previously reported the disclosures required to be made in its annual report of Form 10-K filed with the SEC on December 21, 2012 and its quarterly report of Form 10-Q filed with the SEC on February 07, 2013.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Prior to the date of the Closing , our Board of Directors consisted of one director, Ms. Shefali Vibhakar. Ms. Vibhakar has submitted a letter of resignation and Yijun HU(Chairman), Ning LI and Xiaoxiao BAI have been appointed to our Board of Directors. The appointment of Yijun HU, Ning LI and Xiaoxiao BAI and the resignation of Shefali Vibhakar are effective on the date of the Closing.   In addition, effective on the date of the Closing, Ms. Shefali Vibhakar resigned from her officer position with the Company and we appointed Yijun HU as our Chief Executive Officer, appointed Ning LI as our Chief Financial Officer, appointed Xiaoxiao BAI as our Secretary, and appointed Qiang LIU and Linzhou WANG as our vice presidents. .

The following table sets forth the name, age, and position of our officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resignes, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Yijun Hu	39	President, Chief Executive Officer and Chairman of the Board
Ning Li	36	Chief Financial Officer, Director
Qiang Liu	39	Vice President
Xiaoxiao Bai	24	Secretary, Director
Linzhou Wang	34	Vice President

Mr. Yijun Hu, age 39, serves as our Chief Executive Officer and Chairman of the Board. Mr. Hu served as a sales manager of Wenzhou DongFang Group from 1994 to 1996. From 1996 to 1999, Mr. Hu served as manager in Yongxing Steel Mill, Ltd. From 2000 to 2007, Mr. Hu served as chairman to join five economical franchise hotels in Tianjin;. Mr. Hu founded Heng Yi Holding Group in 2010 and served as chairman and CEO since then. Mr. Hu received his Executive Master Degree of Business Administration (EMBA) degree from Nankai University in July 2012.

Ning Li, age 36, has been appointed as our Chief Financial Officer and Director of the Board. Ms. Li served as accountant and financial managers in China ( Tianjin ) ITT limited from 1999 to 2003. From 2003 to 2004 years, Ms. Li worked as audit manager in Tianjin Tiandi CPA firms. From 2005 to 2011, Ms. Li worked as finance controller in Tianjin Huayao Pharmaceutical Co., Ltd., and since 2012 Ms. Li served as CFO of Heng Yi Holding Group. Ms. Li has over 13 years of experience in accounting, financial and budget management. She received her bachelor degree in economics from Tianjin University of Finance and Economics in July 1999.

Qiang Liu, age 39, has been appointed as our Vice President. From 1996 to 2008, Mr. Liu served as accountant, manager and vice branch president in Agricultural Bank of Huanghua City in Heibei. Since 2010, Mr. Liu served as vice president in Heng Yi Holding Group, assisting and supervising the establishment of the company’s internal business processes. Mr. Liu received his bachelor's degree in economics from Beijing University of Science and Technology in July 1996 and studied master degree courses of financial analyst at Qiangdao University from 2008 to 2010.

Xiaoxiao Bai, age 24, has been appointed as our Secretary and Director of the Board. In 2010, Ms. Bai worked in Zhejiang Marine Aquaculture Research Institute as an experimental assistant, engaging in scientific data research and analysis. Since 2011, Ms. Bai worked in Heng Yi Holding Group as a financial manager and secretary to the chairman. Ms. Bai received her bachelor degree in agriculture from Tianjin Agricultural University in July 2011.

Linzhou Wang, age 34, has been appointed as our Vice President. From 1999 to 2005, Mr. Wang worked for government of Jiangxi province in Tianjin as an office clerk. From 2006 to 2010, Mr. Wang served as a sales manager of Tianjin Jinshan Wire and Cable Co. Ltd. From 2010 until present, he works as operational director of Heng Yi Holding Group. Mr. Wang graduated with three-year college diploma in Industry and Business Management from Jiangxi Tourism & Commerce Vocational College in 2000; and graduated with three-year college diploma in English Study from Tianjin Foreign Studies University in 2006.

Family Relationships

Ms. Xiaoxiao BAI is niece of Mr. Yijun HU. There are no other family relationships among any of our officers or directors.

Corporate Governance

Board Committees

Our organizational documents authorize a board of not less than one member. Prior to the consummation of the Closing we had one director. Our board of directors does not have a lead independent director. Our board of directors has determined that its leadership structure was appropriate and effective for   our Company given its stage of operations. In connection with the Closing, we established a board of directors with three members. We will re-evaluate our leadership structure once we have added additional members to our board of directors.

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate's character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors.

Director Independence

We currently do not have any independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market.

The disclosure set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.  The written resignation letters of the Sellers are filed as Exhibits 17.1, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of February 20, 2013 and closed on February 22, 2013, by and among the individuals listed in Schedule A to the Purchase Agreement, Lyons LIquors Inc, a Nevada corporation (the “Company”), and the individuals listed in Schedule B to the Purchase Agreement *
17.1	Written resignation letter of Shefali Vibhakar *

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONS LIQUORS, INC.

Date: February 25, 2013	By:	/s/ Yijun Hu
Name: Yijun Hu
Title: Chief Executive Officer